Report of Independent
Registered Public
Accounting Firm

To the Board of Trustees of The
Advisors Inner Circle Fund III and the
Shareholders of RWC Global Emerging
Equity Fund:


In planning and performing our audit of
the financial statements of RWC Global
Emerging Equity Fund (one of the funds
constituting The Advisors Inner Circle
Fund III, hereafter referred to as the
Fund) as of and for the period ended
September 30, 2017, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds
internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Funds internal control over financial
reporting.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
A funds internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A funds
internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the fund;
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and
that receipts and expenditures of the
fund are being made only in accordance
with authorizations of management and
trustees of the fund; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a funds assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk  that
controls may become inadequate because
of changes in conditions, or that the
degree of compliance with the policies
or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or
a combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Funds annual or
interim financial statements will not
be prevented or detected on a timely
basis.

Our consideration of the Funds internal
control over financial reporting was for
the limited purpose   described in the
first paragraph and would not
necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2017.

PricewaterhouseCoopers LLP, Two
Commerce Square, Suite 1800, 2001
Market Street, Philadelphia, PA 19103-
7042 T: (267) 330 3000, F:(267) 330
3300, www.pwc.com/us






This report is intended solely for the information and use of management and the Board of Trustees of The Advisors Inner Circle Fund III and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



November 28, 2017








































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